                                                                   EXHIBIT 99.1

                 AMERICAN HOMESTAR CORPORATION AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                  (IN THOUSANDS, EXCEPT FOR SHARE INFORMATION)

                                                               SEPTEMBER 29,
ASSETS                                                              2001
                                                               --------------
Current assets:
  Cash and equivalents. . . . . . . . . . . . . . . . . . . .  $       15,314
  Cash - reserved for claims. . . . . . . . . . . . . . . . .           4,453
  Cash - restricted . . . . . . . . . . . . . . . . . . . . .           8,563
  Accounts receivable - trade, net. . . . . . . . . . . . . .           2,251
  Accounts receivable - other, net. . . . . . . . . . . . . .             332
  Inventories . . . . . . . . . . . . . . . . . . . . . . . .          22,884
  Prepaid expenses. . . . . . . . . . . . . . . . . . . . . .           1,201
  Notes receivable. . . . . . . . . . . . . . . . . . . . . .             285
  Other current assets. . . . . . . . . . . . . . . . . . . .           1,076
                                                               --------------
     Total current assets . . . . . . . . . . . . . . . . . . .        56,359
                                                               --------------

Other assets. . . . . . . . . . . . . . . . . . . . . . . .               383
Investments in affiliates, at equity. . . . . . . . . . . .             3,037
Notes receivable. . . . . . . . . . . . . . . . . . . . . .               321
Property, plant and equipment . . . . . . . . . . . . . . .            10,463
Assets held for sale. . . . . . . . . . . . . . . . . . . .             6,043
                                                               --------------
                                                               $       76,606
                                                               ==============


LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Floor plan payable. . . . . . . . . . . . . . . . . . . . .  $       19,622
  Current installments of notes payable . . . . . . . . . . .             331
  Accounts payable. . . . . . . . . . . . . . . . . . . . . .           2,412
  Accrued salaries and benefits . . . . . . . . . . . . . . .             825
  Accrued federal and state taxes payable . . . . . . . . . .              56
  Other reserves. . . . . . . . . . . . . . . . . . . . . . .           5,142
  Other taxes . . . . . . . . . . . . . . . . . . . . . . . .             653
  Warranty reserve. . . . . . . . . . . . . . . . . . . . . .           2,145
  Customer deposits . . . . . . . . . . . . . . . . . . . . .             922
  Accrued other liabilities . . . . . . . . . . . . . . . . .           3,687
  Deferred income . . . . . . . . . . . . . . . . . . . . . .             337
  Liquidation and plan reserve. . . . . . . . . . . . . . . .           1,877
  Claims reserve. . . . . . . . . . . . . . . . . . . . . . .           4,453
  Initial distribution payable. . . . . . . . . . . . . . . .           2,100
                                                               --------------
     Total current liabilities. . . . . . . . . . . . . . . .          44,562
                                                               --------------

Notes payable, less current installments. . . . . . . . . .             1,149
Minority interest in consolidated subsidiary. . . . . . . .               716
Shareholders' Equity
  Common stock series C, par value  $0.01 (15,000,000 shares
         authorized, 10,000,000 shares to be issued). . . .                --
  Common stock series M, par value $0.01 (7,500,000 shares
         authorized, 100 shares outstanding). . . . . . . .                --
  Additional paid in capital. . . . . . . . . . . . . . . . .          30,179
  Retained earnings . . . . . . . . . . . . . . . . . . . . .              --
                                                               --------------
             Total shareholders' equity . . . . . . . . . .            30,179
                                                               --------------

                                                               $       76,606
                                                               ==============

              SEE ACCOMPANYING NOTES TO CONSOLIDATED BALANCE SHEET.

                 AMERICAN HOMESTAR CORPORATION AND SUBSIDIARIES
                      NOTES TO CONSOLIDATED BALANCE SHEET


(1)  REORGANIZATION AND BASIS OF REPORTING

REORGANIZATION

          On January 11, 2001 (the "Petition Date"), American Homestar Corporation and twenty-one (21) of its subsidiaries (collectively, the "Company") filed separate voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code ("Chapter 11") in the United States Bankruptcy Court for the Southern District of Texas (the "Bankruptcy Court"). On August 14, 2001, the Bankruptcy Court confirmed the Third Amended Joint Plan of Reorganization, (the "Plan"), of the Company and its subsidiaries. On October 3, 2001, all conditions required for the effectiveness of the Plan were met, and the Plan became effective ("Effective Date"), and the Company (referred to as "Successor Company" when compared to periods prior to September 29, 2001) and its subsidiaries emerged from bankruptcy.

SUMMARY  OF  PLAN

     Pursuant to the Plan, the Company (operating through various subsidiaries) was authorized to continue in business. The Successor Company intends to maintain ongoing business operations primarily in Texas, Louisiana and Oklahoma, and to also conduct sales to independent dealers in New Mexico, Arkansas and Colorado. The Successor Company intends to maintain the location of its manufacturing facilities in North Texas and to operate approximately 40 retail store operations. Moreover, through affiliated entities that are not subject to the Plan, the Successor Company intends to maintain its insurance, financial services and transportation lines of business.

Treatment  of  Equity:  Pursuant to the Plan, all shares and rights to shares of
---------------------
stock in the predecessor Company were cancelled as of the Effective Date. Pursuant to the exemption set forth in Section 1145 of the Bankruptcy Code, the Company will issue new shares of Series C common stock to persons holding allowed unsecured claims in the Company's bankruptcy case and shares of Series M common stock to management under an incentive program. Under the Plan, the Successor Company has authority to issue 15 million shares of Series C common stock and 7.5 million shares of Series M common stock. It is anticipated that 10 million shares of Series C common stock will be issued for resolution of claims. As of September 29, 2001, no shares of Series C common stock and 100 shares of series M common stock were issued and outstanding. The Successor Company anticipates that the shares of Series C Common Stock will be distributed beginning in April 2002, and that the distribution will continue on an incremental basis as the Bankruptcy Court enters orders allowing and disallowing claims that have been filed in the Company's bankruptcy case. The Plan provides that up to one-third of the Company's newly issued shares (consisting of shares of Series M common stock) can be awarded to management under an incentive program established by the Plan.

Treatment  of  Administrative  and  Priority Claims (other than tax claims): The
---------------------------------------------------------------------------
Bankruptcy Code sets forth various types of claims that are entitled to priority treatment. These priority claims include, among others, the costs of administration incurred during the bankruptcy case, certain consumer claims and certain employee claims. The priority claims that are allowed by the Bankruptcy Code will be paid in cash and in full.

Tax  Claims:  The  Bankruptcy  Code  allows certain tax claims to be paid over a
-----------
period of up to 72 months following the date of the assessment of those taxes. The Plan authorizes the Company and its subsidiaries to pay tax claims over a period of up to 60 months, with interest.

Unsecured  Claims:  Holders  of  unsecured  claims of $10,000 or less were given
-----------------
varying options, depending upon the entity owing the unsecured claim. In general, most holders of such claims are entitled to receive a small payment in cash (typically 10% or 20% of the amount of their claim). Certain of the affiliated entities will discontinue doing business under the terms of the Plan. Holders of unsecured claims against those entities could accept a pro rata distribution in three years when the liquidation value of the subsidiary is determined. Very few creditors elected this option. The typical holder of an unsecured claim will receive Series C common stock in the Successor Company. The stock will be issued solely by American Homestar Corporation, without regard to the entity actually owing the Claim.

Miscellaneous  Secured Claims: The Company (or the affiliated company) was given
-----------------------------
the option to return the collateral for secured claims or to pay secured claims over an extended period of time, with interest.

Secured  Claims  by  Primary  Lender:  The Company and several of its subsidiary
------------------------------------
companies entered into a new financing arrangement with the Company's principal secured lender. The arrangement provided for substantial debt forgiveness by the secured lender and for the extension of a 36-month loan by the secured lender. The new loan is secured by substantially all of the Company's inventory and real estate and by certain other assets (including certain

                 AMERICAN HOMESTAR CORPORATION AND SUBSIDIARIES
                      NOTES TO CONSOLIDATED BALANCE SHEET


specified cash deposits, approximately $3.4 million at September 29, 2001 included in restricted cash). Although the available amount under the loan, limited to $38 million, varies based on various covenants and other requirements, the Company anticipates that the loan has a maximum potential advancement of $23 to $24 million. In addition to the loan referenced in the preceding portion of this paragraph, the secured lender issued certain other shorter term loan accommodations to provide for the acquisition of certain specified inventory by the Company or its affiliates. All lending agreements were submitted to the Bankruptcy Court and approved at the Company's confirmation hearing.

NATURE OF OPERATIONS

     The Company is a vertically integrated manufactured housing company. As of September 29, 2001, the Company manufactures a wide variety of manufactured homes from its two manufacturing facilities which are sold through 38 Company-owned retail sales centers and two non-owned residential communities in Texas, Louisiana, Oklahoma and several independent dealers. The Company also has a third manufacturing facility used to refurbish lender repossessions. In addition, the Company facilitates installment financing by purchasers of manufactured homes from its retail sales centers. The Company also offers retail customers, through both its Company-owned retail sales centers and certain independent retailers, a variety of insurance products, including property casualty insurance, credit life insurance and extended warranty coverage. The Company also offers transportation services to its customers.

BASIS  OF  REPORTING

     Upon emergence from its Chapter 11 proceedings, the Company (referred to as "Successor Company" when compared to periods prior to September 29, 2001) adopted the provisions of Statement of Position No. 90-7, "Financial Reporting by Entities in Reorganization Under the Bankruptcy Code" ("Fresh-Start Reporting") as promulgated by the AICPA. Accordingly, all assets and liabilities have been restated to reflect their reorganization value, which approximates their fair value at the Effective Date. In addition, the accumulated deficit of the Company was eliminated and its capital structure was recast in conformity with the Plan, and as such, the Company has recorded the effects of the Plan and Fresh-Start Reporting as of September 29, 2001. Activity between September 29, 2001, the date of the Consolidated Balance Sheet, and October 3, 2001, the Effective Date of the Plan is not material to the Consolidated Balance Sheet. The adjustment to eliminate the accumulated deficit totaled $153 million of which $140 million was forgiveness of debt and $13 million was from Fresh Start adjustments.

     The reorganization value of the Company's common equity of approximately $30 million was determined by an independent valuation and financial specialist, after consideration of several factors and by using various valuation methods including appraisals, cash flow multiples, price/earnings ratios and other relevant industry information. The reorganization value of the Company has been allocated to various asset categories pursuant to Fresh-Start accounting principles.

                 AMERICAN HOMESTAR CORPORATION AND SUBSIDIARIES
                      NOTES TO CONSOLIDATED BALANCE SHEET


     DEBT DISCHARGE AND FRESH START REPORTING

     The effects of the Plan on the Company's unaudited balance sheet at September 28, 2001 is as follows (in thousands, except per share information):

                                                                September 28,      Debt     Fresh-Start    Reorganized
                                                                    2001        Discharge     Entries     Balance Sheet
                                                               ---------------  ----------  ------------  --------------
ASSETS

Current assets:
  Cash and cash equivalents. . . . . . . . . . . . . . . . .   $       19,767                    (4,453)  $       15,314
  Cash - reserved for claims . . . . . . . . . . . . . . . .               --                     4,453            4,453
  Cash - restricted. . . . . . . . . . . . . . . . . . . . .            8,563                                      8,563
  Accounts receivable - trade, net . . . . . . . . . . . . .            2,251                                      2,251
  Accounts receivable - other, net . . . . . . . . . . . . .              332                                        332
  Inventories. . . . . . . . . . . . . . . . . . . . . . . .           25,453                    (2,569)          22,884
  Prepaid expenses . . . . . . . . . . . . . . . . . . . . .            1,201                                      1,201
  Notes receivable . . . . . . . . . . . . . . . . . . . . .              285                                        285
  Other current assets . . . . . . . . . . . . . . . . . . .            1,076                                      1,076
                                                               ---------------  ----------  ------------  --------------
     Total current assets . . . . . . . . . . . . . . . . . .          58,928          --        (2,569)          56,359
                                                               ---------------  ----------  ------------  --------------

Other assets. . . . . . . . . . . . . . . . . . . . . . . . .             383                                        383
Investments in affiliates, at equity. . . . . . . . . . . . .           3,037                                      3,037
Notes receivable. . . . . . . . . . . . . . . . . . . . . . .             321                                        321
Property, plant and equipment . . . . . . . . . . . . . . . .          22,616                   (12,153)          10,463
Assets held for sale. . . . . . . . . . . . . . . . . . . . .           6,043                                      6,043
                                                               ---------------  ----------  ------------  --------------
                                                               $       91,328          --       (14,722)  $       76,606
                                                               ===============  ==========  ============  ==============

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities
  Floor plan payable. . . . . . . . . . . . . . . . . . . . .   $      21,801      (2,179)                $       19,622
  Current installments of notes payable . . . . . . . . . . .             331                                        331
  Accounts payable. . . . . . . . . . . . . . . . . . . . . .          22,007     (19,595)                         2,412
  Accrued salaries and benefits . . . . . . . . . . . . . . .           2,255      (1,430)                           825
  Accrued federal and state taxes payable . . . . . . . . . .              56                                         56
  Other reserves. . . . . . . . . . . . . . . . . . . . . . .           2,069       3,073                          5,142
  Other taxes . . . . . . . . . . . . . . . . . . . . . . . .             653                                        653
  Warranty reserve. . . . . . . . . . . . . . . . . . . . . .           2,145                                      2,145
  Customer deposits . . . . . . . . . . . . . . . . . . . . .           1,208        (286)                           922
  Accrued other liabilities . . . . . . . . . . . . . . . . .          14,931     (11,244)                         3,687
  Deferred income . . . . . . . . . . . . . . . . . . . . . .             337                                        337
  Liquidation and plan reserve. . . . . . . . . . . . . . . .              --                     1,877            1,877
  Claims reserve. . . . . . . . . . . . . . . . . . . . . . .              --       4,453                          4,453
  Initial distribution payable. . . . . . . . . . . . . . . .              --       2,100                          2,100
                                                               ---------------  ----------  ------------  --------------
     Total current liabilities . . . . . . . . . . . . . . .           67,793     (25,108)        1,877           44,562
                                                               ---------------  ----------  ------------  --------------

Notes payable, less current installments. . . . . . . . . . .         115,762    (114,613)                         1,149
Minority interest in consolidated subsidiary. . . . . . . . .             716                                        716

Shareholders' Equity:
  Preferred stock, no par value; 5,000,000 shares authorized,
   509,167 shares issued and outstanding. . . . . . . . . . .           1,610                    (1,610)              --
  Common stock, $0.05 par value; 50,000,000 shares authorized,
   18,423,707 shares issued and outstanding . . . . . . . . .             921                      (921)              --
  Common stock series C, par value  $0.01 (15,000,000 shares
   authorized, 10,000,000 shares to be issued) . . . . . . .               --                                         --
  Common stock series M, par value $0.01 (7,500,000 shares
   authorized, 100 shares outstanding). . . . . . . . . . . .              --                                         --
Additional paid in capital. . . . . . . . . . . . . . . . . .          57,424                   (27,245)          30,179
Accumulated deficit . . . . . . . . . . . . . . . . . . . . .        (152,898)    139,721        13,177               --
                                                               ---------------  ----------  ------------  --------------
  Total Shareholders' Equity. . . . . . . . . . . . . . . . .         (92,943)    139,721       (16,599)          30,179
                                                               ---------------  ----------  ------------  --------------
                                                               $       91,328          --       (14,722)  $       76,606
                                                               ===============  ==========  ============  ==============

                 AMERICAN HOMESTAR CORPORATION AND SUBSIDIARIES
                      NOTES TO CONSOLIDATED BALANCE SHEET


(2)  SIGNIFICANT RISKS AND MANAGEMENT'S PLANS

     Prior  to its emergence from Chapter 11 proceedings on October 3, 2001 (see
Note 1), the Company had incurred significant losses from operations. These losses stemmed from several factors as a direct or indirect result of growing industry over-capacity. Steadily declining retail sales of new homes per store and declining new home orders at the Company's manufacturing facilities ultimately led to sales levels which were insufficient to cover the fixed costs of the Company's then national operations. In addition, the Company was called upon to repurchase significant amounts of inventory from independent dealers, which gave rise to increased losses of a cyclical nature. The Company was also experiencing increased debt servicing costs relating to its senior unsecured debt.

     Management believes that the restructuring initiatives completed through October 3, 2001 and new initiatives since that date have positioned the Company for a return to profitability in the future. However, the Company's ability to attain profitability in the future is dependent upon many factors including, but not limited to, general economic conditions in the Company's principal market areas as well as factors which drive housing demand. These include, but are not limited to, consumer confidence and new job formation. The Company's performance is further affected by such factors as the availability of alternative housing (site-constructed homes and apartments), the availability of affordable retail or mortgage financing and general industry conditions and competition.

(3)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES  OF  CONSOLIDATION  AND  GENERAL

     The consolidated financial statements include the accounts of American Homestar Corporation and its majority-owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation. The Company also owns a 50% interest in a joint venture, Homestar 21st, LLC, which is accounted for under the equity method of accounting.

     The Company's fiscal year ends on the Friday closest to June 30 and each interim period ends on the Friday closest to the end of the respective calendar period.

REVENUE  RECOGNITION

     Retail sales are recognized when full cash payment is received. In most cases the home has been delivered, installed and accepted by the customer. The Company manufactures its homes based on dealer orders; sales to independent dealers are recognized as revenue when the following criteria are met: (i) there is a firm retail commitment from the dealer, (ii) there is a financial commitment (i.e. an approved floor plan source, cash or cashiers check received in advance), (iii) the home is completely finished and ready for shipment, (iv) the home is invoiced and (v) the home has either been shipped or paid for within the Company's standard payment terms. Almost all the Company's sales to dealers are financed through the dealer's floor plan financing arrangements.

     The Company also maintains used manufactured home inventory owned by outside parties for which the Company recognizes a sales commission when sold to consumers.

     Premiums from credit life insurance policies reinsured by the Company's credit life subsidiary, Lifestar Reinsurance, Ltd. ("Lifestar"), are recognized as revenue over the life of the policy term. Premiums are ceded to Lifestar on an earned basis.

ACCOUNTING ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

INVENTORIES

     Newly manufactured homes are valued at the lower of cost or market, using the specific identification method. Used manufactured homes are valued at estimated wholesale prices, not in excess of net realizable value. Raw

                 AMERICAN HOMESTAR CORPORATION AND SUBSIDIARIES
                      NOTES TO CONSOLIDATED BALANCE SHEET


materials are valued at the lower of cost or market, using the first-in, first-out method.

PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment, as required by Fresh-Start Reporting, are reflected at management's estimate of fair market value. The Company has six manufacturing plants that are not in operation which are classified as assets held for sale and are reflected at management's estimate of net realizable value. Depreciation on property, plant and equipment will be provided by the straight-line method over the estimated useful lives of the related assets. Leasehold improvements will be amortized using the straight-line method over the useful lives of the improvements or lease periods, whichever is shorter.

INCOME TAXES

     Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which such temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Because of the Company's recent reorganization, all deferred tax assets (both short term and long term) have been fully reserved as their realization is contingent upon future taxable income.

RESERVES FOR FUTURE LOSSES ON CREDIT SALES

     The Company makes a current provision for estimated future losses on credit retail sales where the Company retains risk in the event of customer nonpayment of installment sales contracts. Typically, the Company's period of exposure to loss does not exceed the first two installment payments on an individual contract. The amounts provided for estimated future losses on credit sales are determined based on the Company's historical loss experience after giving consideration to current economic conditions. In assessing current loss experience and economic conditions, management may adjust the reserve for losses on credit sales related to prior years' installment sales contracts. All adjustments are recognized currently.

ACCRUED WARRANTY AND SERVICE COSTS

     The Company makes a current provision for future service costs associated with homes sold and for manufacturing defects for a period of one year from the date of the retail sale of the home. The estimated cost of these items is accrued at the time of sale and is reflected in cost of sales in the consolidated statements of operations.

FINANCIAL INSTRUMENTS

     Fair value estimates are made at discrete points in time based on relevant market information. These estimates may be subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. The Company believes that the carrying amounts of its current assets, current liabilities and long-term debt approximate the fair value of such items.

CASH EQUIVALENTS

     Cash equivalents consist of short-term investments with an original maturity of three months or less, money market accounts and cash in transit from financial institutions. Cash in transit from financial institutions presents no risk to the Company regarding collectibility and is typically received within two business days of month end.

CONCENTRATION OF CREDIT RISK

     The Company maintains cash in several bank accounts, which at times exceed federally insured limits. The Company monitors the financial condition of the bank and has experienced no losses associated with these accounts.

RECENT ACCOUNTING PRONOUNCEMENTS

     In August 2001, the FASB issued SFAS 144, "Accounting for the Impairment or Disposal of Long-Lived Assets". SFAS 144 replaces SFAS 121, "Accounting for Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" and other related provisions. SFAS 144 provides updated guidance concerning the

                 AMERICAN HOMESTAR CORPORATION AND SUBSIDIARIES
                      NOTES TO CONSOLIDATED BALANCE SHEET


recognition (continued) and measurement of an impairment loss for certain types of long-lived assets. It also expands the scope of a discontinued operation to include a component of an entity, and it eliminates the current exemption to consolidation when control over a subsidiary is likely to be temporary. SFAS 144 is effective for financial statements issued for fiscal years beginning after December 15, 2001, and interim periods within those years. The adoption of the provisions of SFAS 144 will have no impact on the Company's results of operations, financial position or cash flows.

(4)  INVENTORIES

     A  summary  of  inventories  follows  (in  thousands):

                                                      SEPTEMBER 29,
                                                          2001
                                                     --------------
     Manufactured homes:
        New. . . . . . . . . . . . . . . . . .       $       20,194
        Used . . . . . . . . . . . . . . . . .                  897
     Furniture and supplies. . . . . . . . . .                   98
     Raw materials and work-in-process . . . .                1,695
                                                     --------------
                                                     $       22,884
                                                     ==============

     In connection with the bankruptcy and finance arrangements with its floor plan lender the Company purchased approximately 265 new (older display model) manufactured homes at a cost of $6.3 million. This inventory was purchased at between 63% and 70% of the manufacturers invoice and is included under liquidating lines of the floor plan credit facility as discussed in note 7.

     Substantially all the Company's new and used manufactured homes are pledged as collateral against its floor plan credit facility. (See note 7)

(5)  PROPERTY, PLANT AND EQUIPMENT

     A summary of property, plant and equipment follows (in thousands):

                                           USEFUL    SEPTEMBER 29,
                                           LIVES          2001
                                       -----------  --------------
     Land. . . . . . . . . . . . . . .           -  $        6,653
     Buildings . . . . . . . . . . . .  5-30 years           2,924
     Machinery and equipment . . . . .  5-10 years             440
     Furniture and equipment . . . . .     5 years             218
     Leasehold improvements. . . . . .  5-13 years             228
                                                    --------------
                                                    $       10,463
                                                    ==============

                 AMERICAN HOMESTAR CORPORATION AND SUBSIDIARIES
                      NOTES TO CONSOLIDATED BALANCE SHEET


(6)  OTHER ASSETS

     A  summary  of  other  assets  follows  (in  thousands):

                                                            SEPTEMBER 29,
                                                                2001
                                                           --------------
     Deposits . . . . . . . . . . . . . . . . . . . . . .  $          203
     Net realizable value of company-owned life insurance              75
     Insurance funds withheld for claims reserve. . . . .             465
     Repossessed assets from 21st Mortgage. . . . . . . .             611
     Other. . . . . . . . . . . . . . . . . . . . . . . .             105
                                                           --------------
        Total . . . . . . . . . . . . . . . . . . . . . .  $        1,459
     Less current portion . . . . . . . . . . . . . . . .           1,076
                                                           --------------

        Other assets less current portion . . . . . . . .  $          383
                                                           ==============

(7)  NOTES AND FLOOR PLAN PAYABLE

     The Company finances the purchase of its display models and inventory homes through a floor plan credit facility with Associates Housing Finance LLC ("Associates"). The maximum allowance under the line of credit is $38 million with various sub-limits for each category of inventory financed and the line is contractually committed until October 2, 2004. The balance outstanding at September 29, 2001 was $19.6 million, consisting of approximately $14.2 million in revolving debt and $5.4 million under two liquidating lines. As the liquidating lines are paid down, additional borrowing capacity is added to the revolving lines. The revolving portions of the line carry an annual interest rate of prime plus 1%. The liquidating portions of the line carry no interest for the first six months (until April 3, 2002) and thereafter accrue interest at a rate of prime plus 1% per annum. The floor plan payable is secured by substantially all of the Company's inventory, real estate and by certain other assets (including certain specific cash deposits, approximately $3.4 million at September 29, 2001 included in restricted cash). In addition to traditional subjective covenants, there are two financial covenant tests the Company is required to meet under its floor plan agreements. One test is floor plan debt compared to total assets (as defined). The other test is a minimum cash balances requirements. At September 29, 2001, the Company was in compliance with all covenants.

     Amounts due under the floor plan credit facility follows (in thousands):

                                                                SEPTEMBER 29,
                                                                    2001
                                                                -------------
     Floor plan payable . . . . . . . . . . . . . . . . .          $  19,622

                 AMERICAN HOMESTAR CORPORATION AND SUBSIDIARIES
                      NOTES TO CONSOLIDATED BALANCE SHEET


     A summary of notes payable, all to non-financial institutions unless otherwise noted, with no covenants follows (in thousands):

                                                                                 SEPTEMBER 29,
                                                                                     2001
                                                                                --------------
Note payable in monthly installments, including interest of 7.25%, due
   through March 2009; secured by real property. . . . . . . . . . . . . . . .  $          484
Notes payable in monthly installment, including interest of 10.0% due
   through August 2008; secured by real property . . . . . . . . . . . . . . .             343
Note payable to Associates in monthly installments, principal only, due
   through July 2002; secured by lot signs and equipment . . . . . . . . . . .             200
Note payable in monthly installments, including interest of 10.0% due
   through November 2010; secured by real property . . . . . . . . . . . . . .             138
Note payable in monthly installments, including interest of 10.0%, due
   through September 2007; secured by real property. . . . . . . . . . . . . .             117
Note payable to an individual and a financial institution in monthly installments, including interest of 9.5%, due through July 2012; secured by
   real property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              95
Note payable in monthly installments, including interest of 8.0%, due
   through July 2008; secured by real property . . . . . . . . . . . . . . . .              82
Notes payable in monthly installments, including interest of 10.5%, due
   through May 2002; secured by real property. . . . . . . . . . . . . . . . .               7
Other. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              14
                                                                                --------------
        Total. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $        1,480
Less current installments. . . . . . . . . . . . . . . . . . . . . . . . . . .             331
                                                                                --------------
        Notes payable, less current installments . . . . . . . . . . . . . . .  $        1,149
                                                                                ==============

     The aggregate maturities of notes payable for the years subsequent to September 29, 2001 are as follows (in thousands):

              2002 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $  331
              2003 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     126
              2004 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     134
              2005 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     147
              2006 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     160
              Thereafter . . . . . . . . . . . . . . . . . . . . . . . . . . . .     582
                                                                                  -------
                                                                                  $1,480
                                                                                  =======

                 AMERICAN HOMESTAR CORPORATION AND SUBSIDIARIES
                      NOTES TO CONSOLIDATED BALANCE SHEET


(8)  INCOME TAXES

     Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the related amounts used for income tax purposes. Significant components of the Company's deferred tax liabilities and assets as of September 29, 2001 are as follows (in thousands):

                                                                          SEPTEMBER 29,
                                                                              2001
                                                                         ---------------
Current deferred taxes:
  Uniform capitalization of interest . . . . . . . . . . . . . . . . .   $          127
  Inventory reserve. . . . . . . . . . . . . . . . . . . . . . . . . .            2,747
  Allowance for doubtful accounts. . . . . . . . . . . . . . . . . . .            2,296
  Liabilities not deductible until paid. . . . . . . . . . . . . . . .            1,227
  Net operating loss carry forward . . . . . . . . . . . . . . . . . .            6,504
                                                                         ---------------
                                                                         $       12,901
  Valuation allowance. . . . . . . . . . . . . . . . . . . . . . . . .          (12,901)
                                                                         ---------------
     Current deferred tax assets. . . . . . . . . . . . . . . . . . . .  $           --
                                                                         ===============
Noncurrent deferred taxes:
  Goodwill amortization and write-offs . . . . . . . . . . . . . . . . .         15,239
  Plant and equipment, principally due to differences in depreciation and
    estimated costs to dispose of manufacturing facilities. . . . . . .             437
  Impairment of assets . . . . . . . . . . . . . . . . . . . . . . . . .          8,626
  Other noncurrent . . . . . . . . . . . . . . . . . . . . . . . . . . .            100
  Net operating loss carry forward . . . . . . . . . . . . . . . . . . .         24,816
                                                                         ---------------
                                                                         $       49,218
Valuation allowance . . . . . . . . . . . . . . . . . . . . . . . . . .         (49,218)
                                                                         ---------------
     Noncurrent net deferred tax asset. . . . . . . . . . . . . . . . .  $           --
                                                                         ===============

     In assessing the realizability of deferred income tax assets, the Company considers whether that it is more likely than not that some portion or all of the deferred income tax assets will not be realized. At September 29, 2001 the ultimate realization of deferred income tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Due to the recent historical operating results of the Company, management is unable to conclude on a more likely than not basis that all deferred income tax assets generated through operating losses through September 29, 2001 will be realized. Accordingly, the Company has recognized a valuation allowance to reduce the net deferred tax asset to an amount that management believes will more likely than not be realized. For financial reporting purposes, a valuation allowance of $62.1 million has been recognized to offset the deferred tax assets related to these carryforwards and other deferred tax assets that may not be realized.

     At September 29, 2001, the Company had net operating loss carryforwards of approximately $89 million for income tax purposes that will expire from 2010 through 2020. As a result of the reorganization on October 3, 2001, the ultimate utilization of the Company's net operating losses could be limited and/or restricted. (See note 14)

(9)  INVESTMENT IN AFFILIATED COMPANIES

     Homestar 21, LLC ("Homestar 21") is 50% owned by the Company and 50% owned by 21st Mortgage, a company not affiliated with the Company. The Company accounts for this investment in Homestar 21 using the equity method. The Company invested $2,400,000 in Homestar 21 during fiscal 2000. Summary financial information for Homestar 21, as of September 29, 2001 follows (in thousands):

                                           September 29,
                                               2001
                                           -------------
     Total assets . . . . . . . . . . . .        $34,189
                                           =============

     Total liabilities. . . . . . . . . .        $28,115
     Shareholders' equity . . . . . . . .        $ 6,074
                                           =============

                 AMERICAN HOMESTAR CORPORATION AND SUBSIDIARIES
                      NOTES TO CONSOLIDATED BALANCE SHEET


(10) RELATED PARTY BALANCES AND TRANSACTIONS

     MOAMCO Properties, Inc., an entity owned by the Company's Chief Executive Officer, owns and leases to the Company, under operating leases, land, improvements and buildings related to one sales center. At September 29, 2001 there were no amounts due to or due from MOAMCO Properties, Inc. (See note 12-Leases)

(11) SHAREHOLDERS' EQUITY

     On the Effective Date of the Company's Plan, the Company issued 100 shares of Series M common stock to a member of management. An additional 10 million shares of Series C common stock are required to be issued to general unsecured creditors, under the Plan; however, no shares of Series C common stock have actually been issued or are outstanding as of September 29, 2001. In addition, 4,999,900 shares of Series M common stock are reserved for option grants to management. Options for 4,949,900 shares have been approved at an exercise price of $1.35 per share. Those options vest seven years from date of grant but may vest earlier if certain annual performance criteria are met.

(12) COMMITMENTS AND CONTINGENCIES

REPURCHASE AGREEMENTS

     The Company has entered into repurchase agreements with various financial institutions and other credit sources pursuant to which the Company has agreed, under certain circumstances, to repurchase manufactured homes sold to independent dealers in the event of a default by such independent dealer on their obligation to such credit sources. Under the terms of such repurchase agreements, the Company agrees to repurchase manufactured homes at declining prices over the periods of the agreements (which generally range from 18 to 24 months).

     While repurchase activity is very sporadic and cyclical, the Company provides for anticipated repurchase losses. At September 29, 2001 the Company was at risk to repurchase approximately $1.7 million of manufactured homes and has provided for estimated net repurchase losses of approximately $135,000.

LEGAL MATTERS

     On the Effective Date of the Plan, most pending claims were discharged and an injunction was issued barring any future claims arising from events that occurred prior to October 3, 2001. In a few cases, litigation has been reinstated solely for the purpose of determining the amount of a general unsecured claim against the Company or a claim to be paid by the Company's insurers. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company's financial condition or results of operations.

SAVINGS PLAN

     The Company has adopted the American Homestar Corporation 401(k) Retirement Plan (the "Savings Plan") whereby all employees of the Company who have completed one year of service and have reached the age of twenty and one-half are eligible to participate in the Savings Plan. A Plan Administrator appointed by the Company administers the Savings Plan. Eligible employees may contribute a portion of their annual compensation up to the legal maximum established by the Internal Revenue Service for each plan year. No employee contributions are invested in securities issued by the Company or its subsidiary companies.

WORKERS COMPENSATION LIABILITY

     The  Company  has  rejected  the  insurance  coverage provided by the Texas
Workers' Compensation Act. While the Company maintains excess indemnity insurance, the Company's portion of self-insured retention is $250,000 per occurrence. Management, in assessing loss experience, adjusts its reserve for losses through periodic provisions. In other states, the Company is insured for workers compensation.

LEASES

     The Company is obligated under various non-cancelable operating lease agreements with varying monthly payments and varying expiration dates through 2007.

                 AMERICAN HOMESTAR CORPORATION AND SUBSIDIARIES
                      NOTES TO CONSOLIDATED BALANCE SHEET


     Aggregate annual rental payments that include amounts due to related parties, on future lease commitments for years subsequent to September 29, 2001 are as follows (in thousands):

                                   TOTAL LEASE     AMOUNTS DUE
                                   COMMITMENTS   RELATED PARTIES
                                  ------------  ----------------
          2002 . . . . . . . . .  $      1,425  $             39
          2003 . . . . . . . . .           658               ---
          2004 . . . . . . . . .           260               ---
          2005 . . . . . . . . .            97               ---
          2006 . . . . . . . . .            81               ---
          Thereafter . . . . . .            41               ---
                                  ------------  ----------------
                                  $      2,562  $             39
                                  ============  ================

(13) BUSINESS SEGMENTS

     The Company operates primarily in three business segments - (i) retail sales; (ii) manufacturing; and (iii) corporate, which consist of financial services, transportation services and the corporate group. The following table summarizes segment assets as of September 29, 2001 (in thousands):

                                                           ADJUSTMENTS/
                     RETAIL   MANUFACTURING   CORPORATE    ELIMINATIONS    TOTAL
                     -------  --------------  ----------  --------------  -------
Segment assets . . . $32,810  $       26,676  $   42,714  $     (25,594)  $76,606

     The segment assets adjustment consists primarily of an adjustment to eliminate subsidiaries' equity at the corporate level and the elimination of intercompany receivables.

(14) SUBSEQUENT EVENTS

     On March 9, 2002, The Job Creation and Worker Assistance Act of 2002 (the "Act") was signed into law. Among other things, the Act extended the eligible periods to which certain losses (those arising in fiscal years ending in 2001 or 2002) could be carried back for federal income tax purposes from two years to five years. The Company reported a significant taxable loss for its fiscal year ended June 30, 2001. Management believes that, under the Act, the Company is eligible to carry that loss back to its tax years ended in May 1997 and May 1998. In those years, the Company reported taxable income and paid federal taxes. Management is currently in the process of determining its loss carry back and potential refund, preliminarily estimated at $18.1 million. The actual recovery amount is contingent upon proper application for the carry-back and final review and approval of the Government. When the actual amount is determined, it will be reflected as an adjustment to Shareholders' Equity in accordance with Fresh Start Reporting.